Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (Nos. 333-223982, 333-223982-01, 333-223982-02, 333-217125, 333-217125-01 and 333-217125-02) of GlaxoSmithKline plc, GlaxoSmithKline Capital, Inc. and GlaxoSmithKline Capital plc and Forms S-8 (No. 333-88966, 333-100388, 333-162702 and 333-235651) of GlaxoSmithKline plc of our report dated 16 March 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

6 March 2020